[GRAPHIC OMITTED]




                         504 Lavaca Street, Eighth Floor
                               Austin, Texas 78701


                                 October 1, 2001


Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Southern Union Company (the "Company") to be held at 11:30 a. m. (Eastern Time) on Wednesday, November 14, 2001 at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York. A notice of the meeting, a proxy and a proxy statement containing information about the matters to be acted upon are enclosed.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you plan to attend the meeting on November 14, 2001 please mark, sign and date the enclosed proxy and return it in the envelope provided (which requires no postage if mailed in the United States) so that your shares will be represented. Your prompt cooperation will be appreciated.

On behalf of the Board of Directors,


                                     Sincerely,




                                     GEORGE L. LINDEMANN
                                     Chairman of the Board and
                                     Chief Executive Officer

                                TABLE OF CONTENTS



Notice of Annual Meeting of Stockholders..................................   i

Defined Terms............................................................   ii

Questions and Answers.....................................................   1

Proposals to be Voted Upon................................................   3

Board of Directors........................................................   4
   Board Size and Composition.............................................   4
   Board Committees and Meetings..........................................   5
   Board Compensation.....................................................   6
   Directors' Deferred Compensation Plan..................................   6

Report of the Audit Committee.............................................   7

Board of Directors' Report on Executive Compensation......................   8

Executive Officers and Compensation.......................................   9
   Executive Officers Who Are Not Directors...............................   9
   Executive Compensation.................................................  10
   Summary Compensation Table.............................................  10
   Option Grants in 2001..................................................  11
   Options Exercised in 2001 and 2001 Year-End Values....................   12
   Retirement Benefits...................................................   12
   Employment Contracts, Termination of Employment and Change-in
     Control Arrangements................................................   13
   Compensation Committee Interlocks and Insider Participation...........   14
   Section 16(a) Beneficial Ownership Reporting Compliance...............   14

Security Ownership.......................................................   15

Common Stock Performance Graph...........................................   17

Certain Relationships....................................................   18

Independent Auditors.....................................................   18

The Company's 2001 Summary Annual Report.................................   19

Audit Committee Charter..........................................   Appendix A

                             Southern Union Company
                         504 Lavaca Street, Eighth Floor
                               Austin, Texas 78701

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held November 14, 2001


To the Holders of Common Stock of SOUTHERN UNION COMPANY:

The 2001 Annual Meeting of Stockholders of Southern Union Company, a Delaware corporation, will be held at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York on Wednesday, November 14, 2001 at 11:30 a. m. (Eastern Time) to consider and take action upon the following:

   (i) the election of four persons to serve as the Class II directors until the 2004 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

Your Board of Directors recommends a vote "FOR" these nominees. The Board of Directors is not aware of any other business to come before the Annual Meeting.

Stockholders of record of the Company's Common Stock at the close of business on September 19, 2001 will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. A complete list of stockholders of record entitled to vote at the Annual Meeting will be maintained in the Company's office at 767 Fifth Avenue, 50th Floor, New York, New York 10153, for ten days prior to the Annual Meeting.

Whether or not you plan to attend the Annual Meeting in person, please mark, execute, date and return the enclosed proxy in the envelope provided (which requires no postage if mailed within the United States). Should you attend the Annual Meeting in person you may, if you wish, withdraw your proxy and vote your shares in person.

                                    By Order of the Board of Directors,




                                    DENNIS K. MORGAN
                                    Secretary




Austin, Texas
October 1, 2001


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                                        i

                                  DEFINED TERMS



"1992 Plan" means Southern Union's 1992 Long Term Stock Incentive Plan.

"401(k) Plan" means Southern Union's Savings Plan.

"Board" or "Board of Directors" means Southern Union's Board of Directors.

"Common Stock" means Southern Union's Common Stock.

"Company" or "Southern Union" or "we" means Southern Union Company.

"Directors' Plan" means Southern Union's Directors' Deferred Compensation Plan.

"Pennsylvania Incentive Plan" means the Pennsylvania Division Stock Incentive Plan which was assumed by Southern Union upon the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc.

"Pennsylvania Option Plan" means the Pennsylvania Division 1992 Stock Option Plan which was assumed by Southern Union upon the November 4, 1999 acquisition of Pennsylvania Enterprises, Inc.

"Plan Committee" means the 1992 Long-Term Stock Incentive Plan Committee of the Board of Directors of the Company, which administers the 1992 Plan, the 1982 Plan, the Pennsylvania Incentive Plan and the Pennsylvania Option Plan.

"Stock Plan" means Southern Union's Executive Deferred Stock Plan in which the participant has deferred receipt of the stock from their options exercise which is held in the Trust under the Stock Plan.

"Supplemental Plan" means Southern Union's Supplemental Deferred Compensation Plan.


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                                       ii

                             Southern Union Company
                         504 Lavaca Street, Eighth Floor
                               Austin, Texas 78701
                              --------------------

                                 PROXY STATEMENT
                              --------------------



The accompanying proxy, to be mailed to stockholders together with the Notice of Annual Meeting and this Proxy Statement on or about October 9, 2001, is solicited by Southern Union Company in connection with the Annual Meeting of Stockholders to be held on November 14, 2001.

                                                   QUESTIONS AND ANSWERS

Q:   What am I voting on?

A: Election of four directors (Aaron I. Fleischman, Kurt A. Gitter, M. D., Adam M. Lindemann and George Rountree, III). (See page 3 for more details.)

--------------------------------------------------------------------------------
Q:   Who is entitled to vote?

A: Stockholders as of the close of business on the Record Date, September 19, 2001, are entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. With respect to the election of directors, stockholders have cumulative voting rights, which entitle each stockholder to that number of votes which equals the number of shares he or she holds multiplied by the number of directors to be elected at the Annual Meeting, which is four. The Bylaws of the Company require that a stockholder who intends to exercise cumulative voting rights at the Annual Meeting must give written notice to the Secretary of the Company no later than ten (10) days after notice of the Annual Meeting was first sent to stockholders.

--------------------------------------------------------------------------------
Q:   How do I vote?

A: Sign and date each Proxy Card you receive and return it in the prepaid envelope. If you do not mark any selections, your Proxy Card will be voted in favor of the four nominees. You have the right to revoke your proxy at any time before the Annual Meeting by (1) notifying Southern Union's Corporate Secretary, (2) attending the Annual Meeting and voting in person or (3) returning a later-dated proxy. If you return your signed Proxy Card, but do not indicate your voting preferences, the proxy will be voted on your behalf FOR the four nominees.

     The Board of Directors is not aware of any matter other than the election described above to be presented for action at the Annual Meeting. If a proposal other than the election described in the Notice is properly presented at the Annual Meeting, your signed proxy card gives authority to George L. Lindemann and Thomas F. Karam to vote on such matters. They intend to vote in accordance with their best judgment.

     Proxies should NOT be sent by stockholders to the Company.  Holders of
     ---------------------------------------------------------
     record with stock certificates should send their proxies to Fleet Bank,
     N. A., c/o EquiServe, L.P., the Company's Registrar and Transfer Agent, at 150 Royall Street, Canton, Massachusetts 02021. Beneficial holders should return their proxies in accordance with instructions they receive from their broker, bank or other custodian, nominee, fiduciary or agent.

--------------------------------------------------------------------------------
Q.  Is my vote confidential?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are confidential. Only the inspectors of election and certain employees associated with processing proxy cards and counting the vote have access to your card. Additionally, all comments directed to management (whether written on the Proxy Card or elsewhere) will remain confidential, unless you ask that your name be disclosed.

--------------------------------------------------------------------------------

Q:   Who will count the vote?

A: Representatives of the Company and its legal counsel, Fleischman and Walsh, L.L.P., will tabulate the votes and act as inspectors of election.

--------------------------------------------------------------------------------
Q:   What does it mean if I get more than one proxy card?

A: It is an indication that your shares are registered differently or are in more than one account, including your accounts in Southern Union's Direct Stock Purchase Plan, the executive compensation plans, employee benefit plans and shares credited to your Savings Plan account held in custody by the trustee, Wilmington Trust. Sign and return all proxy cards to ensure that all your shares are voted.

--------------------------------------------------------------------------------
Q:   What constitutes a quorum?

A: As of the Record Date, 53,824,027 shares of the Company's Common Stock were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum for the transaction of adopting proposals at the Annual Meeting. If you submit a properly executed proxy card, then you will be considered part of the quorum. If you are present or represented by a proxy at the Annual Meeting and you abstain or withhold your vote as to any director nominee, it will have the same effect as a vote AGAINST the proposal to elect the four directors. Broker non-votes will be counted as part of the quorum but will not be part of the voting power present.

--------------------------------------------------------------------------------
Q:   Who can attend the Annual Meeting?

A:   All stockholders as of the Record Date can attend.

--------------------------------------------------------------------------------
Q.   When are the 2002 stockholder proposals due?

A: In order to be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by May 31, 2002, to Dennis K. Morgan, Corporate Secretary, Southern Union Company, 504 Lavaca Street, Eighth Floor, Austin, Texas 78701.

--------------------------------------------------------------------------------
Q: How does a stockholder nominate someone to be considered for election as a director of Southern Union?

A: Any stockholder may recommend any person as a nominee for director of Southern Union by writing to the Company's Secretary at least 45 days before an annual meeting (which was September 29, 2001 for this year's Annual Meeting) or no later than ten (10) days after the date of the notice of a special meeting. The notice must include certain information about the nominating stockholder and the nominee(s). Certain persons are disqualified by the Bylaws from serving as directors. A copy of the relevant Bylaws provisions may be obtained from the Company's Secretary. As of the date of this Proxy Statement, no stockholder has nominated any person to serve as a director of the Company.

--------------------------------------------------------------------------------
Q:   Who pays for this proxy solicitation?

A: Southern Union will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of Common Stock.



--------------------------------------------------------------------------------

                           PROPOSALS TO BE VOTED UPON

1.   Election of Directors

     Nominees for election this year are Aaron I. Fleischman, Kurt A. Gitter,
     M. D., Adam M. Lindemann and George Rountree, III. Each has consented to serve a three-year term. (See page 4 for more information.)

     Directors are elected by a plurality of the votes of shares present in person or represented by proxy and entitled to vote in the election. Your Board recommends a vote FOR election of these four directors.

     If any director declines or becomes unable to serve as a director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors. If no substitute is designated, votes will be cast according to the judgment of George L. Lindemann and Thomas F. Karam. If cumulative voting is in effect by any stockholder, unless authority is withheld, George L. Lindemann and Thomas F. Karam may allocate the votes represented by a proxy received by management in the manner they deem proper in their best judgment.



--------------------------------------------------------------------------------

                               BOARD OF DIRECTORS

                           Board Size and Composition

The Board of Directors of the Company is comprised of eleven directors and is divided into three classes, each of which serves a staggered three-year term. The terms of the Class II directors expire at the Annual Meeting. The Class III directors will serve until the 2002 Annual Meeting of Stockholders and the Class I directors will serve until the 2003 Annual Meeting of Stockholders. This year's Nominees, Aaron I. Fleischman, Kurt A. Gitter, M. D., Adam M. Lindemann and George Rountree, III, are the Class II directors standing for election for a three-year term of office expiring at the 2004 Annual Meeting of Stockholders or when their successors are duly elected and qualified.

The following pages contain information concerning the Nominees and the directors whose terms of office will continue after the meeting.

NOMINEES
Class II - Term expires in 2001

Aaron I. Fleischman has been Senior Partner of Fleischman and Walsh, L.L.P., a Washington, D.C. law firm specializing in regulatory, corporate-securities, litigation and legislative matters for telecommunications, regulated utilities and transportation companies, since 1976. Director since February 1990.
Mr. Fleischman is also a director of Citizens Communications Company.  Age: 62.

Kurt A. Gitter, M.D. has been an ophthalmic surgeon in private practice in New Orleans, Louisiana, since 1969. He has also been a Clinical Professor of Ophthalmology at Louisiana State University since 1978 and an assistant professor of ophthalmology at Tulane University since 1969. Director since June 1995. Age: 64.

Adam M. Lindemann has been the managing member of Lindemann Capital Advisors, L.L.C. since November, 1996, which manages investments for various private investment funds including Lindemann Capital Partners, L.P. Previously, he had been a personal investor manager for Third Point Partners since August 1996. From 1994 until August 1996, he was a securities analyst for Oppenheimer & Company. Adam M. Lindemann is the son of George L. Lindemann, Chairman of the Board and Chief Executive Officer of Southern Union. Director since February 1990. Age: 40.

George Rountree, III has been an attorney in private practice in Wilmington, North Carolina where he has been a senior partner in the firm of Rountree & Seagle since its formation in 1977. Director since February 1990. Age: 68.

  THE BOARD RECOMMENDS A VOTE FOR ALL NOMINEES TO SERVE AS CLASS II DIRECTORS.

DIRECTORS CONTINUING IN OFFICE
Class III - Term expires in 2002

George L. Lindemann has been Chairman of the Board, Chief Executive Officer and a Director of Southern Union since February 1990. He has been Chairman of the Executive Committee of the Board of Directors since March 1990. He was Chairman of the Board and Chief Executive Officer of Metro Mobile CTS, Inc. ("Metro Mobile") from its formation in 1983 through April 1992. He has been President and a director of Cellular Dynamics, Inc., the managing general partner of Activated Communications Limited Partnership, a private investment business, since May 1982. Mr. Lindemann is also a director of Del Laboratories, Inc., and Total Research Corporation. Age: 65.

Thomas F. Karam has been President and Chief Operating Officer of Southern Union since May 2001. From November 1999 to April 2001 Mr. Karam was Executive Vice President of Corporate Development of the Company, and President and Chief Exec-utive Officer of PG Energy, a division of the Company. Director since November 1999. Previously, he had been President and Chief Executive Officer of Penn-sylvania Enterprises, Inc., from 1996 until 1999 when the Company acquired that company. From September 1995 to August 1996, he was Executive Vice President of Pennsylvania Enterprises, Inc. From July 1989 to September 1995, Mr. Karam was Vice President, Investment Banking, Legg Mason Wood Walker. Age: 42.


--------------------------------------------------------------------------------

Dan K. Wassong has been the President, Chief Executive Officer and a director of Del Laboratories, Inc., a manufacturer of cosmetics, toiletries and pharmaceuticals, for more than the past five years. Director since February 1990. Mr. Wassong is also a director of Moore Medical Corporation. Age: 71.

Class I - Term expires in 2003

John E. Brennan has been Vice Chairman of the Board and Assistant Secretary of Southern Union since February 1990. Mr. Brennan has also been engaged in private investments since May 1992. Prior to May 1992, Mr. Brennan had been President and Chief Operating Officer of Metro Mobile. Director since February 1990. Age: 55.

Frank W. Denius has been Chairman Emeritus of Southern Union since February 1990. Since February 1990, Mr. Denius has been engaged primarily in the private practice of law in Austin, Texas. Prior to 1990, Mr. Denius had been Chairman of the Board and President of the Company. Director since 1976. Age: 76.

Roger J. Pearson has been an attorney in private practice in Stamford, Connecticut for more than the past five years. Mr. Pearson has been a Director of the Company since January 1992. Mr. Pearson is also a director of Workflow Management, Inc. Age: 55.

Ronald W. Simms has been Chief Executive Officer of Petroleum Services Company, Inc. since 1980. He has also been Chairman of the Board of Directors and Chief Executive Officer of Mountain Productions, Inc. since 1994. Mr. Simms was Chairman of the Board of Directors of Pennsylvania Enterprises, Inc. and, upon its acquisition by Southern Union in November 1999, became a Director of the Company. Age: 61.

                          Board Committees and Meetings

The Board of Directors has an Executive Committee, currently composed of Messrs. George Lindemann (Chairman), Brennan and Karam. The Executive Committee held six meetings and acted by unanimous written consent on twenty occasions during fiscal year 2001. During the intervals between meetings of the Board of Directors, this committee has the authority to, and may exercise all of the powers of, the Board of Directors in the management of the business, property and affairs of the Company in all matters that are not required by statute or by the Company's Restated Certificate of Incorporation or Bylaws to be acted upon by the Board. This committee must exercise such authority in such manner as it deems to be in the best interests of the Company and consistent with any specific directions of the Board.

The Board of Directors has an Audit Committee, currently composed of Messrs. Denius (Chairman), Gitter and Simms. The Audit Committee met nine times during fiscal year 2001. This committee has the duties outlined in the Audit Committee Charter in Appendix A, which include recommending to the Board the appointment of independent auditors, reviewing their charges for services, reviewing the scope and results of the audits performed, reviewing the adequacy and operation of the Company's internal audit function, and performing such other duties or functions with respect to the Company's accounting, financial and operating controls as deemed appropriate by it or the Board. See "Appendix A -- Audit Committee Charter."

The Board of Directors has a Long-Term Stock Incentive Plan Committee which may consist of no fewer than two directors. The Plan Committee is currently composed of Messrs. Rountree (Chairman) and Pearson who have the authority to make all decisions regarding: (i) the granting of awards under the Company's stock-based employee benefit plans; (ii) eligibility of employees to receive awards under the stock-based employee benefit plans; and (iii) interpretation of the stock-based employee benefit plans. To serve on the Plan Committee a director may not receive any awards under the stock-based employee benefit plans during the prior year, cannot currently be eligible to receive any awards under the stock-based employee benefit plans and must be an "outside" non-employee director. The Plan Committee met one time during fiscal year 2001.

The Board has a Human Resources Committee currently composed of Messrs. Pearson (Chairman) and Gitter. The Human Resources Committee was formed in 1998 and did not meet during the fiscal year 2001. This Committee has the authority to investigate any allegations of harassment or discrimination against any senior executive officers of the Company. This Committee also reviews, on a quarterly basis, all outstanding claims of discrimination which result in an administrative claim or litigation.


--------------------------------------------------------------------------------

The Board of Directors held four meetings and acted by unanimous written consent on twenty-five occasions during fiscal year 2001. All directors attended at least 75% of the total number of meetings of the Board and committees, collectively, on which they served that were held in fiscal year 2001 while they were directors and a member of any such committee.

                               Board Compensation

Compensation for each director is $20,000 per year, payable in quarterly installments, except for: Mr. George Lindemann (who is compensated as described elsewhere in this proxy statement as the Chief Executive Officer of the Company); Mr. Brennan (who receives $275,018 per year as Vice Chairman of the Board of the Company and a member of the Executive Committee); Mr. Karam (who is compensated as described elsewhere in this proxy statement as President and Chief Operating Officer of the Company); and the chairman and the other members of the Audit Committee of the Board, who receive $30,000 and $25,000 per year, respectively. Members of the Board of Directors also are reimbursed for travel expenses incurred in connection with Company business, including attendance at meetings of the Board and its committees.

                      Directors' Deferred Compensation Plan

The Board of Directors has a Directors' Deferred Compensation Plan which is designed to attract and retain well-qualified individuals to serve as outside directors and to enhance the identity of their interests and the interests of stockholders. Participation in the Directors' Plan is optional.

Under the Directors' Plan, each director who is not also an employee of the Company may choose to defer all or any percentage of his or her director's fees and invest such deferred amount in Common Stock. The Directors' Plan requires the Company to make a matching contribution of 100% of the first 10% of the participant's total directors' fees, to the extent deferred.

A participating director is 100% vested with respect to the amount of director's fees that he or she elects to defer and any related income, gains and losses. The Company's matching contributions do not vest until the participating director either has completed five (5) years of service as a director or dies while serving as a director. Deferred amounts may not be withdrawn by a participant until (i) thirty (30) days after such time as the director either retires or ceases to be a director of the Company; or (ii) with the permission of the Board, in the event of severe financial hardship.

The Board may terminate, suspend or amend the Directors' Plan under certain circumstances, but the Board has no discretion regarding its administration.



--------------------------------------------------------------------------------

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the "Committee") oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Company's 2001 Annual Report with management which included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and it considered the compatibility of nonaudit services with the auditor's independence.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results or their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2001 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended the selection of the Company's independent auditors.

September 26, 2001                     Audit Committee

                                       Frank W. Denius, Chairman

                                       Kurt A. Gitter, M. D.

                                       Ronald W. Simms





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                                        7

              BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

The Board of Directors closely aligns the total compensation of the executive officers with the profitability of the Company. Merit increases to the base salaries for the officer group have been adjusted in the last few years to reflect industry standards. The 1992 Plan and Stock Plan was introduced in order to focus the attention of manage ment on the long-term improvement of stockholder value.

The Company's 2001 short-term incentive plan was aligned with each officer's and manager's compensation to directly reflect the desired short-term customer service, safety, reliability and profitability goals of the Company applicable to such officer or manager. By balancing the use of short- and long-term incentive and adequate base salary, the Board believes it has been and will continue to be able to recruit the talent needed to manage the Company, retain the talents of current management and align the successes of the Company and management.

The factors and criteria utilized by the Board include the assessment of comparable information from similarly-sized operations. It is the philosophy of the Board to set the base salaries and incentives of executive officers at an amount comparable to a financial peer group of other similarly-sized companies. This peer group includes neighboring and other similarly-sized natural gas distribution companies and other companies which share operating and financial characteristics with the Company. The Board believes the performance on which executive officer compensation is based should be assessed both on an annual basis and also over a longer period of time to ensure that executive officers work to support both the Company's current objectives as well as its strategic objectives.

The Board regularly reviews the Chief Operating Officer's (see "Executive Officers and Compensation -- Employment Contracts, Termination of Employment and Change-In-Control Arrangements") recommended base salary merit increases, cash incentive plan and stock option plan awards for the Company's other executive officers. Base salary merit increase and cash incentive award recommendations, if any, are primarily based on corporate operating and financial performance, as well as on executive officers' individual performance, for the prior fiscal year. Merit increases are also based on a review of peer group base salaries and executive officers' individual contributions to the Company's strategic objectives. Stock option recommendations, if any, are primarily based on executive officers' individual performance during the prior fiscal year, but also relate to performance judgments as to the past contributions of the individual executive officers and judgments as to their individual contributions to the Company's strategic objectives. The Board then determines compensation for such executive officers, in light of (a) the Company's actual performance as compared to its corporate financial goals for the prior fiscal year, (b) individual executive officers' actual performance as compared to their individual goals supporting the Company's financial and operating objectives,
(c) the Company's executive officer compensation levels relative to its peer group and (d) periodic reports from independent compensation consultants regarding the compensation competitiveness of the Company. The Board also reviews the above types of compensation for the Chief Executive Officer with the assistance of the Company's human resources staff and recommends adjustments as deemed appropriate based on the above compensation review criteria and its expectation as to his future contributions in leading the Company.

Neither the Chairman of the Board and Chief Executive Officer nor the Vice Chairman were included in the Short- Term Incentive Plan for 2001, but are eligible for discretionary bonuses based on performance as determined by the Board. The President and Chief Operating Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President -- Utility Operations and the Executive Vice President -- Administration, General Counsel and Secretary, had the ability to obtain short-term incentive awards for 2001. See "Executive Officers and Compensation -- Executive Compensation."

The 1992 Long-Term Stock Incentive Plan Committee considers all aspects of compensation provided to the executive officers prior to determining appropriate awards to be given under the stock-based employee benefit plans to each executive.

In 1993, the Board established the Supplemental Plan. The Supplemental Plan is designed to encourage greater ownership of Company shares by executive employees by enhancing the Company's matching contribution, and to provide employee bene-fits similar to the benefits such employee would have received under the 401(k) Plan if not for the existence of certain limitations that are set forth in the Internal Revenue Code of 1986, as amended (the "Code"), relating to "highly compensated employees" as defined in the Code. Under the Supplemental Plan, an eligible employee may defer up to 100% of his or her annual compensation (salary and bonus) through payroll deductions (the "Employee Contributions"). In addition, the Supplemental Plan requires the Company to make a

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                                        8

100% matching contribution on Employee Contributions up to a maximum of 10% of the participant's annual compensation. The first 8% of the Employee Contributions, together with the Company's matching contributions, are invested by the Supplemental Plan's trustee in shares of Common Stock.

The Company also provides retirement benefits through various defined benefit and defined contribution plans. See "Executive Officers and Compensation -- Retirement Benefits."

The Board believes that it has concentrated, and intends to continue to concentrate, the bulk of Mr. Lindemann's compensation as the Chairman of the Board and Chief Executive Officer on long-term incentives such as stock option grants which are directly attributable to increasing stockholder value.

By:  The Board of Directors

                   George L. Lindemann           John E. Brennan
                   Frank W. Denius               Roger J. Pearson
                   Aaron I. Fleischman           Kurt A. Gitter, M.D.
                   Adam M. Lindemann             Dan K. Wassong
                   George Rountree, III          Ronald W. Simms
                   Thomas F. Karam

                       EXECUTIVE OFFICERS AND COMPENSATION

                    Executive Officers Who are not Directors

Executive Officers of the Company are elected by the Board to serve at the pleasure of the Board or until their successors are elected and qualified. Generally, officers are reelected annually by the Board. The following Executive Officers of the Company are not directors.

Harry E. Dowling has been President and Chief Operating Officer of PG Energy since August 2001. Previously, he had been Executive Vice President and Chief Operating Officer of PG Energy from November 1999 to July 2001. Mr. Dowling had held other financial and operating positions with Pennsylvania Enterprises, Inc. since March, 1975, most recently Vice President of Customer Services from March 1996 to November 1999. Age: 52.

David J. Kvapil was named Executive Vice President and Chief Financial Officer in September 2001. He was Senior Vice President and Corporate Controller from December 1997 to September 2001, Vice President - Controller from July 1993 to December 1997, and Controller from August 1992 to July 1993. Age: 46.

Dennis K. Morgan has been Executive Vice President -- Administration, General Counsel and Secretary since May 2001 and was Senior Vice President - Legal and Secretary from January 1998 to April 2001. He was Vice President - Legal and Secretary from April 1991 to December 1997. Previously, Mr. Morgan had held various legal positions with the Company or a subsidiary of the Company since June 1981. Age: 53.

James H. Oglesby was named Chief Operating Officer of MGE in September 2001. Previously, Mr. Oglesby held other financial and operating positions with MGE since 1968, most recently Vice President of Operations since 1988. Age: 59.

Thomas C. Robillard has been President and Chief Operating Officer of Southern Union Company's New England Division since March 2001. Previously, Mr. Robillard had held other financial and operating positions with various wholly-owned subsidiaries of the Company since January 1995. Age: 56.

David W. Stevens has been Executive Vice President -- Utility Operations since May 2001 and President of Southern Union Gas since June 1998. Previously, Mr. Stevens held other financial and operating positions with Southern Union Gas since 1993, most recently Senior Vice President of Sales and Operations from July 1996 to June 1998. Prior to that, Mr. Stevens had held various operational positions with subsidiaries of the Company since 1984.
Age:  42



--------------------------------------------------------------------------------

                             Executive Compensation

The following table sets forth the remuneration paid by the Company and its subsidiaries (i) to the Chairman of the Board and Chief Executive Officer; (ii) to each of the four most highly compensated key executive officers at June 30, 2001 of the Company; and (iii) the former President and Chief Operating Officer (this group is referred to as the "Named Executive Officers"):

                           Summary Compensation Table

                                                         Securi-
                           Annual Compensation            ties
                   -----------------------------------    Under-
 Name and                                                 lying
 Principal                             Other Annual      Options/     Compen-
 Position    Year  Salary     Bonus    Compensation(1)    SARs(2)    sation (3)
-----------  ----  ------     -----   -----------------  --------  -------------

George L.
Lindemann
  Chairman   2001 $310,619 $    --    $174,845(4)           --     $  31,062
  of the     2000  263,772      --      74,904(4)         220,500     46,530
  Board      1999  245,971      --      41,543(4)          --         45,190
  and
  Chief
  Executive
  Officer

Thomas F.
Karam(5)
  President  2001  467,576    600,000     --              --          45,404
  and Chief  2000  291,346  1,031,618     --             66,150       21,250
  Operating  1999     --          --      --              --            --
  Officer

Peter H.
Kelley(6)
  Former     2001  794,424    220,275   84,503(4)(8)      --       2,065,867(10)
  President  2000  578,456    141,363  678,852(7)(8)(9) 220,500      126,515
  and Chief  1999  506,599     87,700  533,562(7)(8)      --         123,365
  Financial
  Officer

Ronald J.
Endres(11)
  Former     2001  427,460     40,375     --              --          46,783
  Executive  2000  344,610     93,750  110,616(9)         88,200      70,571
  Vice       1999  297,891     35,615  613,223(7)         --          72,664
  President
  and Chief
  Financial
  Officer

David W.
Stevens
  Executive  2001  309,899     75,275     --             42,000       90,823
  Vice       2000  218,325     85,775    3,038(9)         46,305      56,209
  President  1999  198,823     62,904     --              --          54,989
  --  Util-
  ity
  Operations

Dennis K.
Morgan
  Executive  2001  248,633     10,275     --             42,000       45,711
  Vice       2000  202,956     58,400    5,776 (9)         38,588     39,793
  President  1999  184,905     42,059     --                --        46,748
  -- Ad-
  ministra-
  tion,
  General
  Counsel
  and
  Secretary


----------------------------
(1) Does not include the value of perquisites and other personal benefits because the aggregate amount of such items, if any, does not exceed the lesser of $50,000 or 10 percent of the total amount of annual salary and bonus for any named executive officer.
(2) No Stock Appreciation Rights were granted in 2001, 2000 and 1999. Additionally, no restricted stock awards or long-term incentive plan payouts were made in 2001, 2000 and 1999.
(3) Company matching provided through the 401(k) Plan and the Supplemental Plan. See " -- Retirement Benefits."
(4) Represents perquisites and other personal benefits received from the Company, including the use of the Company aircraft.
(5) Elected President and Chief Operating Officer in May 2001. Prior to this Mr. Karam was elected Executive Vice President of Corporate Development in November 1999. See "Certain Relationships."
(6) In May 2001 Mr. Kelley resigned from all of his current positions as an officer and director of Southern Union Company.
(7) Indicates the difference between the price paid by the individual for common stock of the Company purchased from the Company upon the exercise of non-qualified (but not incentive) stock options and the fair market value of such common stock. See "--Options Exercised in 2001 and 2001 Year-End Values."
(8)  Includes forgiveness of interest by the Company.  See "Certain
     Relationships."
(9) Includes payment of Medicare tax of $205,630, $110,616, $3,038 and $5,776 for Messrs. Kelley, Endres, Stevens and Morgan, respectively, due to changes in the Non-Qualified retirement income plan. See "-- Retirement Benefits."
(10) Includes initial distribution from the Non-Qualified retirement income plan of $1,766,229 and $201,146 in forgiveness of a loan to the Company. See "-- Retirement Benefits" and "Certain Relationships."
(11) In September 2001 Mr. Endres resigned from all of his current positions as an officer of Southern Union Company.

--------------------------------------------------------------------------------

                              Option Grants in 2001

The following table provides information regarding the award of stock options to the Named Executive Officers during fiscal 2001.

                                                                   Potential
                                                               Realizable Value
                                                               at Assumed Annual
                                                                Rates of Stock
                                                                Price Apprecia-
                                                                tion for Option
                               Individual Grants                    Term(1)
                     --------------------------------------   ------------------
                                   % of
                                  Total
                                 Options   Exer-
                                 Granted   cise
                     Number of   to Em-     or
                     Securities  ployees   Base
                     Underlying  in Fis-   Price    Expira-
                      Options      cal      Per      tion
       Name          Granted(2)   Year    Share(3)   Date        5%       10%
-------------------  ----------  ------   --------  -------   --------  --------

George L. Lindemann    --         -- %    $  --       --      $  --     $  --

Thomas F. Karam        --         -- %       --       --         --        --

Peter H. Kelley        --         -- %       --       --         --        --

R onald J. Endres       --         -- %       --      --         --        --

David W. Stevens     30,770(4)   3.83%     17.81    6/5/2011   344,636   873,376
                     11,230(5)   1.40%     17.81    6/5/2011   125,777   318,743

Dennis K. Morgan     30,770(4)   3.83%     17.81    6/5/2001   344,636   873,376
                     11,230(5)   1.40%     17.81    6/5/2001   125,777   318,743


-------------------------
(1) The dollar amounts under these columns are the result of calculations for the period from the date of grant to the expiration of the option at the 5% and 10% annual appreciation rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionee is possible without an increase in price of the Common Stock. In order to realize the potential values set forth in the 5% and 10% columns of this table for options with a ten-year term, the per share price of the Company's Common Stock would be $29.01 and $46.19, respectively, or 63% and 159%, respectively, above the exercise or base price.
(2) All options are non-qualified except for each of the 11,230 options of Messrs. Stevens and Morgan, respectively, which are qualified.
(3) All options were granted at 100% of the fair market value on the date of grant.
(4) Options vest over five years commencing on the first anniversary of the date of grant at 8,400 options in year one, 8,400 options in year two, 8,400 options in year three, 2,785 options in year four and 2,785 options in year five.
(5) Options vest over five years commencing on the first anniversary of the date of grant at 5,615 options in year four and 5,615 options in year five.



--------------------------------------------------------------------------------

               Options Exercised in 2001 and 2001 Year-End Values

The following table provides information regarding the exercise of stock options, incentive and non-qualified, by each of the Named Executive Officers and the value of unexercised "in-the-money" options as of June 30, 2001.

                                             Number
                                            of Securi-
                                           ties Under-
                                          lying Unexer-
                                          cised Options    Value of Unexercised
                                            at Fiscal      In-the-Money Options
                      Shares               Year End(1)    at Fiscal Year End (2)
                     Acquired            ---------------  ----------------------
                     on Exer-   Value     Exer-  Unexer-    Exer-      Unexer-
       Name          cise(1)   Realized  cisable cisable   cisable     cisable
-------------------  -------- ---------- ------- -------  ----------  ----------

George L. Lindemann   57,734  $  595,925 641,987 279,231  $6,852,457  $1,017,119
Thomas F. Karam         *           *    511,752  52,922   4,201,943     159,687
Peter H. Kelley         *           *    448,090 340,266   3,747,642   1,780,010
Ronald J. Endres     103,120   1,871,208 227,439 124,256   1,895,203     493,114
David W. Stevens       2,625      34,523  80,051  95,546     695,522     253,832
Dennis K. Morgan        *           *     79,701  85,724     818,444     220,349


---------------------------
 * No options were exercised during the year ended June 30, 2001 by the Named Executive Officer

(1) The number of and exercise price for securities underlying exercised and unexercised options have been adjusted to reflect each of the stock dividends and stock splits in the form of a stock dividend after their date of grant to the date of this proxy statement.
(2) Based on a closing price on June 29, 2001 of $19.429 per share as reported by the New York Stock Exchange.

                               Retirement Benefits

The Company sponsors nine "Qualified" retirement income plans and three "Non-Qualified" retirement income plans. The nine Qualified Plans cover substantially all employees of Southern Union Company and its various Divisions, but do not cover employees of Atlantic Utilities, Atlantic Gas Corporation, Mercado Gas Services, Inc., and SUPro Energy Company All individuals listed in the Summary Compensation Table, except Mr. Karam, are presently covered by the qualified plan known as the Southern Union Company Retirement Income Plan - Plan
A. Mr. Karam is covered by the Employees' Retirement Plan of Southern Union Company Pennsylvania Division. All individuals listed in the Summary Compensation Table, except Mr. Lindemann and Mr. Karam, are covered by the Non-Qualified Plan known as the Southern Union Company Supplemental Retirement Plan (the "Supplemental Plan").

Plan A and the Supplemental Plan converted effective December 31, 1998 from traditional defined benefit plans with benefits based on years of service and final average compensation to cash balance defined benefit plans in which an account is maintained for each employee. The initial value of the account was determined as the actuarial present value (as defined in the Plans) of the benefit accrued at transition (December 31, 1998) under the pre-existing traditional defined benefit plan. The initial credit for each of Messrs. Kelley and Endres under the Supplemental Plan was adjusted by dividing the present value described above by a factor of 0.60 to reflect the effects of taxes at an assumed 40% marginal rate. Future contribution credits to the accounts are based on a percentage of future compensation, which varies by individual and is shown for Plan A in the table below. Compensation in the qualified plans is limited to $170,000 in 2001. Due to legislative changes, this limit is scheduled to increase to $200,000 in 2002. Interest credits to the cash balance accounts are based on 30-year Treasury bond yields except for the Supplemental Plan accounts for Mr. Kelley for whom interest credits are based on twice the 30-year Treasury bond yields. Normal Retirement Age under each of the plans is defined as age 65.

The Employees' Retirement Plan of Southern Union Company Pennsylvania Division provides benefits equal to 1.2% of final 5-year average compensation plus 0.4% of that portion of final average compensation which exceeds the Base Amount with the sum multiplied by years of credit service, up to a maximum of 30 years. The Base Amount is the lesser of (a) the average Social Security non-Medicare maximum taxable wage base over the preceding 35 years or (b) the 1997 Base Amount increased annually by 1% more than the annual CPI change.

Benefits under Plan A may be paid in a single lump sum payment or as a monthly pension for life, with a 10-year certain period. The single lump sum payment is the account balance at the time of distribution. The monthly pension is the sum of the benefit accrued as of December 31, 1998 under the pre-existing plan plus an amount actuarially equivalent to the value of post-1998 contribution credits (and interest credits thereon).

--------------------------------------------------------------------------------

The data for each of the Named Executive Officers is shown in the table below; assuming 5% growth in annual compensation, 6% future Treasury bond yields under the cash balance plans, actuarial conversations at normal retirement age based on a 6% interest rate, a 3% rate of growth in the $200,000 compensation limit under the Qualified Plans and a 4% annual increase in the Base Amount under the Employees' Retirement Plan of Southern Union Company Pennsylvania Division.

                                                    Estimated Annual Benefits
                            Plan A Contribution     at Normal Retirement Age
        Name                    Credit Rate           from Qualified Plan
--------------------------  -------------------     -------------------------

  George L. Lindemann.....         1.5%                   $   19,148
  Thomas F. Karam.........          --                       144,117
  Peter H. Kelley.........          --                        18,235
  Ronald J. Endres........         3.5%                       53,496
  David W. Stevens........          --                        27,485
  Dennis K. Morgan........         1.0%                       37,980

Benefits under the Supplemental Plan are paid in five annual installments which deplete the account balance. The average annual benefit payable in five annual installments at normal retirement age from the Supplemental Plan for Messrs. Stevens and Morgan is $813,653 and $187,184 respectively. Mr. Kelley's distributions have already commenced and Mr. Endres' distributions are expected to commence during the fiscal year ending June 30, 2005. The average annual benefit payable in five annual installments assuming immediate termination from the Supplemental Plan for Messrs. Endres, Morgan and Stevens is $1,106,708, $75,310 and $57,908 respectively. The average annual benefit payable in the four remaining annual installments from the Supplemental Plan for Mr. Kelley is $2,378,454.

      Employment Contracts, Termination of Employment and Change-In-Control
                                  Arrangements

All executive officers of the Company, unless noted, serve at the discretion of the Board. Generally, the executive officers are appointed to their position by the Board annually.

As of June 30, 2001, the Company had an employment agreement in effect with Mr. Karam which provides that during the term of the agreement, his base salary will not be reduced and he will remain eligible for participation in the Company's executive compensation and benefit programs. Additionally, the agreement provides for an annual bonus of $600,000 to be paid on July 1st of each year. The agreement runs until June 30, 2010 and provides that if, in the sole discretion of Southern Union, certain mutually agreed financial performance goals are achieved, the agreement will be automatically renewed for twelve months.

The agreement provides that Mr. Karam may terminate the agreement at any time by delivering written notice of termination to the Board at least 30 calendar days prior to the effective date of such termination, in which case he will be entitled to payment of his base salary through the effective date of termination, plus all other benefits to which he has a vested right at that time. Additionally, the agreement provides that he may terminate the agreement for "good reason," which is defined in the agreement, in general, as any substantial change in the nature of his employment by the Company without his express written consent; the requirement that he be based at a location at least 50 miles further than from his current residence; any reduction in his base salary; any material reduction in his level of participation in any compensation, benefit or retirement plans; and any failure by the Company to obtain a satisfactory agreement from any successor to assume the terms of the agreement. In the event of termination for good reason, absent a Change in Control, Mr. Karam will be entitled to receive, in a lump sum payment, an amount equal to one times his annual base salary and the unpaid annual bonus payments.

The agreement provides that if within two years following the effective date of a Change in Control Mr. Karam is terminated, he is entitled to certain severance benefits. Mr. Karam's agreement provides that, in the event of termi nation of his employment in connection with a Change in Control, he is entitled to a lump sum payment consisting of the following components: (i) an amount equal to three times the base salary in effect; (ii) an amount equal to three times his target bonus potential established for the fiscal year in which the effective date of termination occurs; (iii) an amount equal to his unpaid annual bonus payments
(iv) an amount equal to his unpaid base salary and accrued vacation pay through the effective date of termination; and (v) an amount equal to a pro rata share of his targeted bonus payment, established for the plan year in which termination occurs. Additionally, Mr. Karam is entitled to a continuation of life and medical benefits for a period of three full years after the effective date of termination.

--------------------------------------------------------------------------------

The employment agreement with Mr. Karam provides that the continuation of medical, dental and life insurance shall be discontinued prior to the end of the applicable periods in the event he has available substantially similar benefits from a subsequent employer. Additionally, the agreement provides for excise tax equalization payments.

           Compensation Committee Interlocks and Insider Participation

The Board does not have a separate compensation committee. Except with respect to the 1992 Plan, which is administered by the Board's Plan Committee, all decisions regarding management compensation are made by the full Board. Chairman Lindemann and Directors Brennan and Karam, each of whom is also an executive officer of the Company, participated in deliberations of the Board of Directors concerning compensation for members of management but did not participate in Board votes as to compensation for themselves. See "Certain Relationships."

             Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and certain officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. These officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

Based solely on review of the copies of the forms furnished to the Company, or written representations that no Forms 5 were required, during fiscal year 2001, all Securities and Exchange Commission filings of the Company's executive officers, directors and greater than ten-percent stockholders, if any, complied with all applicable Section 16(a) filing requirements.

--------------------------------------------------------------------------------

                               SECURITY OWNERSHIP

The following table sets forth the number of all shares of the Company's common stock beneficially owned by each director, by each Named Executive Officer, by each person known by the Company to beneficially own 5% or more of the Company's outstanding common stock, and by all directors and executive officers as a group on August 31, 2001, unless otherwise indicated in the footnotes. Each of the following persons and members of the group had sole voting and investment power with respect to the shares shown unless otherwise indicated in the footnotes. Number of shares held excludes options to acquire shares of common stock that are not exercisable within sixty days of September 19, 2001.

                                            Amount and Nature of
                                            Beneficial Ownership
                                              Number of Shares         Percent
     Name of Beneficial Owner               Beneficially Owned(1)      of Class
-----------------------------------         ---------------------     ----------

  George L. Lindemann                          5,727,920 (2)(3)         10.52%
  Adam M. Lindemann                            3,039,468 (3)(4)          5.65%
  George Lindemann, Jr.                        3,042,479 (3)(5)          5.65%
    4500 Biscayne Boulevard
    Miami, Florida  33137
  Sloan N. Lindemann                           3,041,371 (3)             5.65%
    550 Park Avenue
    New York, New York 10021
 John E. Brennan                                 766,328 (6)             1.42%
 Frank W. Denius                                  94,121 (7)            *
 Aaron I. Fleischman                             578,985 (8)             1.07%
 Kurt A. Gitter, M.D                             205,522 (9)            *
 Thomas F. Karam                                 715,346 (10)            1.32%
 Peter H. Kelley                                 736,146 (11)            1.36%
 Roger J. Pearson                                 56,694 (12)           *
 George Rountree, III                             66,276 (13)           *
 Ronald W. Simms                                 676,630 (14)            1.26%
 Dan K. Wassong                                   63,926 (15)           *
 Ronald J. Endres                                435,236 (16)           *
 Dennis K. Morgan                                105,303 (17)           *
 David W. Stevens                                121,310 (18)           *
 Bass Reporting Persons                        3,266,854 (19)            6.07%
   201 Main Street
   Fort Worth, Texas 76102
 Baron Capital Group                           6,150,407 (20)           11.43%
   767 Fifth Avenue, 49th Floor
   New York, New York 10153
 All directors and executive
   officers as a group (19 persons)           14,166,871 (21)           26.32%


---------------------------
*    Less than one percent.
(1) Includes options to acquire shares of Southern Union common stock that are exercisable presently or within 60 days of September 19, 2001. All shares owned by each director or Named Executive Officer in the 401(k) Plan, Directors Plan, Supplemental Plan and the Southern Union Company Direct Stock Purchase Plan is as of June 30, 2001.
(2) Includes: 2,347,322 shares owned by SUG 1 L.P. in which Mr. Lindemann is the sole general partner; 2,707,154 shares owned by SUG 2 L.P. in which Mr. Lindemann's wife, Dr. F.B. Lindemann, is the sole general partner; 20,020 vested shares held through the Southern Union Supplemental Plan for Mr. Lindemann; 11,437 vested shares held by the 401(k) Plan for Mr. Lindemann; and 641,987 shares of Southern Union common stock Mr. Lindemann is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.
(3) This information regarding direct share ownership by Mr. and Dr. Lindemann and their three children (Adam M., George, Jr., and Sloan N.) (together, the "Lindemann Family") generally was obtained from and is reported herein in reliance upon a Schedule 13D (as amended through August 15, 2000) as adjusted for any stock dividends and splits since the date of such report filed by George L. Lindemann, Adam M. Lindemann, Sloan N. Lindemann, SUG 1 L.P., SUG 2 L.P., and SUG 3 L.P. In addition,

--------------------------------------------------------------------------------
     information regarding share ownership by George L. Lindemann (including shares beneficially owned by his wife, Dr. F.B. Lindemann) and Adam M. Lindemann reflects information derived from their respective reports on Form 4 and Form 5 under the Exchange Act filed to date. Each member of the Lindemann Family disclaims beneficial ownership of any shares owned by any other member of the Lindemann Family. Accordingly, with respect to each member of the Lindemann Family, the above table reflects only individual share ownership except that the shares beneficially held by Dr. F. B. Lindemann are reflected as owned by George L. Lindemann, as explained in Note (2).
(4)  Includes 6,030 vested shares pursuant to the Directors' Plan.
(5) These shares are owned by SUG 3 L.P. in which George Lindemann Jr. is the sole general partner.
(6) Of these shares, 7,117 vested shares are held by the 401(k) Plan; 9,121 vested shares are held through the Supplemental Plan; 5,242 shares are owned by his wife; 222,396 are held in two separate trusts for the benefit of members of his family; 58,810 are held in an irrevocable trust under the Stock Plan; and 294,911 represent shares that Mr. Brennan is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan.
(7) Includes: 1,002 shares owned by his wife; 56,717 shares that The Effie and Wofford Cain Foundation (the "Foundation"), in which Mr. Denius is a director, owns; and 9,997 vested shares pursuant to the Directors' Plan. Mr. Denius disclaims beneficial ownership of those shares held by the Foundation since he does not have a pecuniary interest in or control of the Foundation's assets.
(8) Includes: 110,808 shares that Fleischman and Walsh, L.L.P., in which Mr. Fleischman is Senior Partner, is entitled to purchase upon exercise of a Warrant exercisable presently or within 60 days of September 19, 2001, 15,914 vested shares pursuant to the Directors' Plan; 102,600 shares owned by the Fleischman and Walsh 401(k) Profit Sharing Plan for which Mr. Fleischman is a trustee and a beneficiary; and 23,419 shares owned by the Aaron I. Fleischman Foundation for which Mr. Fleischman is the sole trustee. Mr. Fleischman disclaims beneficial ownership of those shares held by the Fleischman and Walsh 401(k) Profit Sharing Plan, to the extent that he does not have a pecuniary interest, and those shares held by the Aaron
     I. Fleischman Foundation.
(9) Includes 9,632 vested shares pursuant to the Directors' Plan and 1,050 shares owned by Dr. Gitter's daughter.
(10) Includes: 94,482 shares held by various entities through which Mr. Karam has equity interest and voting power; 22,788 shares held in the name of Lakeside Drive Association, in which Mr. Karam's wife has an interest; 4,617 vested shares held by the 401(k) Plan; 7,672 vested shares held through the Supplemental Plan; and 511,752 shares of Southern Union common stock Mr. Karam is entitled to purchase upon the exercise of stock options exercisable pursuant to the Pennsylvania Option Plan and the 1992 Plan.
(11) Includes 460,917 shares that Mr. Kelley is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan. Such number also includes: 37,071 shares held in the Stock Plan; 22,004 vested shares held by the 401(k) Plan; 4,662 shares owned by his wife; 4,840 shares held through the Southern Union Company Direct Stock Purchase Plan; and 55,113 vested shares held through the Supplemental Plan.
(12) Includes 4,455 shares held by Mr. Pearson as Custodian (pursuant to the Uniform Gifts to Minors Act) for his children; and 6,737 vested shares pursuant to the Directors' Plan.
(13) Includes 1,516 shares owned by his wife and 18,324 vested shares allocated to Mr. Rountree pursuant to the Directors' Plan. Also includes 3,307 shares owned by the Rountree & Seagle Profit Sharing Plan & Trust for which Mr. Rountree is a co-trustee and co-administrator. Mr. Rountree disclaims beneficial ownership of shares held by such plan to the extent that he has no pecuniary interest.
(14) Includes 162,082 shares owned by Mr. Simms's wife; 187,735 shares for which Mr. Simms has voting power; 64,961 shares of Southern Union common stock Mr. Simms is entitled to purchase upon the exercise of stock options exercisable pursuant to the Pennsylvania Incentive Plan; and 2,107 vested shares pursuant to the Directors' Plan.
(15) Includes 8,170 vested shares pursuant to the Directors' Plan.
(16) Includes 154,554 shares Mr. Endres is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan. Such number also includes: 84,868 shares held in the Stock Plan; 14,197 vested shares held through the 401(k) Plan; 31,780 vested shares held through the Supplemental Plan; and 330 shares owned by Mr. Endres' children.
(17) Includes 79,701 shares that Mr. Morgan is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan. Such number also includes: 5,035 vested shares held by the 401(k) Plan and 17,122 vested shares held through the Supplemental Plan.
(18) Includes 80,051 shares that Mr. Stevens is entitled to purchase upon the exercise of stock options exercisable pursuant to the 1992 Plan. Such number also includes: 14,484 vested shares held by the 401(k) Plan; 1,916 vested shares held through the Southern Union Company Direct Stock Purchase Plan and 19,908 vested shares held through the Supplemental Plan.
(19) The information set forth in the table above with respect to the Bass Reporting Persons (as defined below) and the information in this note were obtained from and are reported herein in reliance upon a Schedule 13G filed by: Sid R. Bass Management Trust, 820 Management Trust, Bass Enterprises Production Company, the Bass Foundation, and the Lee and Ramona Bass Foundation (collectively, the "Bass Reporting Persons"), on December 31, 2000 (as adjusted for any stock dividends since the date of such report). Because of their relationships with certain of these persons, Sid R. Bass, Perry M. Bass and Lee M. Bass may be considered controlling persons with respect to certain of the Bass Reporting Persons, all as described in said
     Schedule 13G.
(20) This information regarding share ownership by Baron Capital Group ("BCG") was obtained from and is reported herein in reliance upon a Schedule 13G/A, through December 31, 2000 (as adjusted for any stock dividends since the date of such report) (the "Baron Filing"), filed by BCG, BAMCO ("BAMCO"), Baron Capital Management, ("BCM"), Baron Asset Fund ("BAF") and Ronald Baron (collectively, the "Baron Filing Group"). The members of the Baron Filing Group disclaim beneficial ownership in each other's shares.
(21) Excludes options granted pursuant to the 1992 Plan to acquire shares of Southern Union common stock that are not presently exercisable or do not become exercisable within 60 days of September 19, 2001. Includes vested shares held through certain Southern Union benefit and deferred savings plans for which certain executive officers and directors may be deemed beneficial owners, but excludes shares which have not vested under the terms of such plans. Includes Messrs. Kelley and Endres beneficial ownership. Also, includes 636,305 shares held by a "Rabbi Trust" known as the Trust for Miscellaneous Southern Union Company Deferred Compensation Arrangements ("Rabbi Trust"). The shares are held as a part of Southern Union's efforts to provide funding

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                                       16

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     for a portion of the future liability under the Southern Union Supplemental
     Executive Retirement Plan ("SERP"). Any assets held for the benefit of the SERP are held in the Rabbi Trust. Southern Union management directly or indirectly controls the investment of any assets, and the voting of any securities, held for the SERP.


                         COMMON STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company's common stock to the Standard & Poor's 500 Stock Index ("S&P 500 Index") and the Standard & Poor's Utilities 40 Index ("S&P Utilities Index"). The comparison assumes $100 was invested on June 30, 1996 in the Company's Common Stock, the S&P 500 Index and in the S&P Utilities Index. Each case assumes reinvestment of dividends.


[GRAPHIC OMITTED]
                            1996     1997     1998     1999     2000     2001
Southern Union               100      109      162      172      138      178
S&P 500 Index                100      135      175      215      231      197
S&P Utilities Index          100      105      137      149      155      188



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                              CERTAIN RELATIONSHIPS

In April 1992 Southern Union advanced $375,980 to Peter H. Kelley, former President, Chief Operating Officer and Director of Southern Union, to enable him to repay certain funds borrowed by him from his previous employer in con nection with his departure from his previous employer and relocation to become an executive officer of the Company. In May 2001 the outstanding balance of $201,146 was forgiven by the Company in connection with his resignation as an executive officer and Director of the Company. See "Executive Compensation."

In December 1999, the Company advanced $4,000,000 and entered into a note agreement with Thomas F. Karam, Executive Vice President of Corporate Development and a Director of Southern Union. The note calls for nine annual payments of $569,510 commencing on December 20, 2000 and the outstanding principal balance and any accrued but unpaid interest due and payable on December 20, 2009. The note bears interest at 7% and is collateralized by the outstanding stock options of Mr. Karam. The outstanding balance at June 30, 2001 was $3,710,490.

In January 2000, the Company advanced $308,000 and entered into a note agreement with Dennis K. Morgan, Executive Vice President -- Administration, General Counsel and Secretary of Southern Union. The note calls for monthly payments of $1,500 commencing on February 15, 2000 and the outstanding principal balance and any accrued but unpaid interest due and payable on January 27, 2010. The note bears interest at five basis points plus the Eurodollar Rate and is uncollateralized. The outstanding balance at June 30, 2001 was $310,799.

On October 4, 1993, Southern Union's Board of Directors approved and ratified payments by the Company to Activated Communications, Inc. or its successor ("Activated") for access to and use by the Company of Activated's office space in New York City. Chairman George L. Lindemann and Vice Chairman John E. Brennan control and operate, and Director Adam M. Lindemann has a beneficial interest in, Activated; none of these three Directors participated in such Board action. Payments to Activated were $259,000, $255,000 and $251,000 in the fiscal years ended June 30, 2001, 2000 and 1999, respectively, based on the Board's approved formula for sharing of Activated's actual lease expenses.

Director Fleischman is Senior Partner of Fleischman and Walsh, L.L.P., which provides legal services to the Company and certain of its subsidiaries. For the fiscal year ended June 30, 2001, the total amount paid by the Company and its subsidiaries to Fleischman and Walsh, L.L.P. for legal services was $1,980,000.

                              INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP has served as the Certified Public Accountants of the Company for the fiscal year ended June 30, 2001. For the fiscal year ended
June 30, 2001, the total amount paid by the Company to PricewaterhouseCoopers LLP for the annual audit, audit-related services and other non-audit services was $360,000, $368,000 and $257,000, respectively.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, and to be given an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions. The Audit Committee of the Board of Directors of the Company presently expects to recommend to the Board, and the Board is expected to approve, the selection of PricewaterhouseCoopers LLP to serve as the Company's Certified Public Accountants for the fiscal year ending June 30, 2002.



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                                       18

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                    THE COMPANY'S 2001 SUMMARY ANNUAL REPORT

The Company's Summary Annual Report to Stockholders and Annual Report on Form 10-K for the fiscal year ended June 30, 2001, as filed with the Securities and Exchange Commission are available without charge to stockholders upon writing to the Secretary of the Company. Neither such Summary Annual Report to Stockholders nor the Annual Report on Form 10-K for the fiscal year ended June 30, 2001 is to be treated as part of the proxy solicitation materials or as having been incorporated herein by reference.

                                  By Order of the Board of Directors,



                                  DENNIS K. MORGAN
                                  Secretary

Austin, Texas
October 1, 2001


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

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER



The Audit Committee (the "Committee") of the Board of Directors of Southern Union Company, a Delaware corporation (the "Company"), in accordance with its powers and purposes as set forth in Article IV of the Bylaws of the Company, as amended from time to time, shall, among other things:

a. Provide an open avenue of communication between the internal auditors, the Company's independent accountant, and the Board of Directors, the representative of the Company's stockholders.

b. Recommend to the Board of Directors the engagement or discharge of the Company's independent accountant.

c. Review, and consult with the Company's independent accountant and such representatives of the Company's management as the Committee deems appropriate regarding, the annual audit scope and plan, the result arising therefrom and the fees therefor.

d. Review as it deems appropriate filings and other published Company documents containing the Company's consolidated financial statements.

e. Review, and consult with the Company's independent accountant, the Company's internal auditor and such representatives of the Company's management as the Committee may deem necessary regarding:

     o the Company's application (considering both acceptability and appropriateness) of accounting principles, and the clarity of the Company's disclosures regarding such application and principles;

    o    the Company's internal controls and procedures;

     o material changes proposed to be made in any such application or any such controls and procedures (either as a matter of discretion or required as a result of changes in such principles) and other changes when made; and

     o the qualitative views of such persons with respect thereto and to possible reactions of the Company's stockholders.

     In light of such review and consultations, make such recommendations concerning the same to the Company's management as it deems appropriate and, if it deems appropriate, to report or direct the Company's management to report on such matters to the Board of Directors.

f. Review, with counsel to the Company, appropriate representatives of management and the Company's independent accountant, litigation, regulatory proceedings and issues of compliance with applicable law that could have an impact on the Company's consolidated financial statements.

g. After consultation with such representatives of the Company's management as the Committee may deem necessary, review annually with the Company's independent accountant each professional service (in addition to the audit services that they provided pursuant to their engagement by the Board of Directors) that was provided in the previous year or is then proposed to be provided in the subsequent year to the Company by the Company's independent accountant and the fees therefor.

h. Keep a record of its proceedings and regularly provide summary reports to the Board of Directors at meetings thereof, or as otherwise provided by law or whenever it shall be called upon by the Board of Directors to do so.

i. Perform or cause to be performed such other duties or functions with respect to the Company's accounting and financial reports, and internal controls and procedures as the Committee deems necessary and consistent with Article IV of the Bylaws of the Company, or as otherwise specifically directed by the Board of Directors.

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


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                             SOUTHERN UNION COMPANY

                            FOR THE NOVEMBER 14, 2001
                         ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby appoints George L. Lindemann and Thomas F. Karam, or either of them, with power of substitution in each, proxies for the undersigned, to represent the undersigned and to vote all the Common Stock of the Company which the undersigned would be entitled to vote, as fully as the undersigned could vote and act if personally present, at the Annual Meeting of Stockholders to be held on November 14, 2001 at 11:30 a.m. Eastern Time at The Plaza Hotel, Fifth Avenue at Central Park South, New York, New York or at any adjournment or postponement thereof.

The Proxies are authorized to vote in their discretion upon all matters properly brought before the meeting, including any matter of which Management was not aware a reasonable time before the solicitation of this proxy. The Board of Directors recommends a vote "FOR" the nominees.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[SEE REVERSE SIDE]                                            [SEE REVERSE SIDE]


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                                   DETACH HERE


[X] Please mark votes as in this example.

1.   Election of the following nominees as Class II Directors
     Nominees:  (01) Aaron I. Fleischman, (02) Kurt A. Gitter, M. D.,
                (03) Adam M. Lindemann and (04) George Rountree, III.


FOR    [   ]      WITHHELD  [    ]       MARK HERE IF YOU PLAN TO ATTEND  [    ]
                                         THE MEETING
----------------------------------
Withheld for the following only          MARK HERE FOR ADDRESS CHANGE     [    ]
(write the name of the nominee(s)        AND NOTE AT LEFT
on the space above)


Please return your signed proxy at once in the enclosed envelope which requires no postage if mailed in the United States of America, even if you plan to attend the meeting in person.

Please date and sign below. If joint account, each owner should sign. When signing in a representative capacity, please give title. Please sign here exactly as name appears to the left.


------------------------------------      --------------------------------------
Signature                                 Date

------------------------------------      --------------------------------------
Signature                                 Date




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